Exhibit 23.1



                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 11, 2003, included in Pharmaceutical Resources, Inc. Form 10-K for the fiscal year ended December 31, 2002, and to all references to our Firm included in this registration statement.


Deloitte and Touche LLP


Roseland, New Jersey
June 30, 2003